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                                                                    EXHIBIT 14


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees of ING Equity Trust and
The Board of Directors of ING Series Fund:


We consent to the use of our reports dated July 22, 2005 on the financial statements of the ING Convertible Fund (a series of ING Equity Trust) and the ING Balanced Fund (a series of ING Series Fund) incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement/Prospectus.


                              /s/ KPMG LLP


Boston, Massachusetts
April 28, 2006